Compliance and Ethics | Enterprise Policy INTERNAL USE ONLY Page 1 of 12 TIAA Enterprise Material Non-Public Information and Insider Trading Policy POLICY STATEMENT OF PURPOSE & SUMMARY This Teachers Insurance and Annuity Association of America (“TIAA”) Enterprise Material Non-Public Information and Insider Trading Policy sets minimum standards to prevent or detect Material Nonpublic Information (MNPI) and any other Confidential Information from being inappropriately shared or misused to prevent violations of Federal Securities Laws stemming from the misuse of such information. Federal Securities Laws, specifically Section 10(b) and Rule 10b-5 of the Securities Exchange Act of 1934, as amended, prohibit the purchase or sale of securities while in possession of MNPI, Insider Trading, and Tipping and/or aiding or abetting those engaged in Insider Trading. Illegal Insider Trading refers generally to buying or selling a security, in breach of a fiduciary duty or other relationship of trust or confidence, on the basis of MNPI (also referred to in this policy as “Insider Information”) about the security. Additionally, Section 204A of the Investment Advisers Act of 1940 requires registered investment advisers to establish, maintain, and enforce written procedures to prevent the misuse of MNPI by the adviser and any of its associated persons. This Policy is designed to address the following risks:  Misconduct by employees  Reputational harm to TIAA and its subsidiaries  Violations of the federal Insider Trading laws, rules, and regulations  Regulatory fines and penalties for violations of Insider Trading laws, rules, regulations, and policy  Misuse of MNPI or other insider information, including “Tipping”  Front running securities trades  Jeopardizing client assets  Conflicts of Interest  Civil liability for theft, conversion, or misappropriation  Criminal liability for violations of federal or state securities laws as well as mail and/or wire fraud violations APPLICABILITY This Policy applies to employees, consultants, temporary workers, and interns of Teachers Insurance and Annuity Association of America (“TIAA”) and its subsidiaries. TIAA subsidiaries, including Nuveen, LLC may elect to have a more restrictive policy, but are required to meet the minimum standard of this Policy. Nuveen employees should follow the Nuveen Material Non-Public Information and Insider Trading policy for guidance. Exhibit 19

Compliance and Ethics | Enterprise Policy INTERNAL USE ONLY Page 2 of 12 TERMS AND DEFINITIONS For purposes of this policy, Affiliated Fund: Any TIAA-CREF or Nuveen branded or sponsored open-end fund, closed-end fund, or Exchange Traded Fund (ETF), and any third-party fund advised or sub-advised by TIAA-CREF or Nuveen. Access Person: TIAA/Nuveen Employees who have access to non-public information about securities transactions and other investments, holdings, or recommendations for any portfolio or client account advised or sub-advised by Nuveen. Beneficial Ownership: Any interest by which you or a Household Member directly or indirectly derives a monetary benefit from purchasing, selling, or owning a security or account, or exercise investment discretion. You have Beneficial Ownership of securities held in accounts in your own name, or any Household Member’s name, and in all other accounts over which you or any Household Member exercises or may exercise investment decision-making powers, or other influence or control, including trust, partnership, estate, and corporate accounts or other joint ownership or pooling arrangements. Confidential Information: For the purposes of this policy, the term “Confidential Information” refers to information that you create, develop, receive, use, learn or have access to by virtue of your employment at TIAA, that is not generally known to the public, may be proprietary to TIAA and its subsidiaries or is information TIAA associates receive from clients, potential clients, vendors or other business partners. Examples of Confidential Information would include:  Identity of our clients.  Firm and client trading activities and securities holdings.  Marketing plans and marketing strategies.  Mergers and Acquisitions.  Vendor relationships. POLICY KEY TAKEAWAYS TIAA employees may come into possession of Material Non-Public Information (MNPI) and other Confidential Information in the normal course of performing their job responsibilities. This policy provides guidance for identifying and properly handling MNPI, as well actions required or prohibited to be in compliance. It is not an exhaustive list of every MNPI issue that TIAA may face. Interpreting the requirements covered in this policy may require assistance from legal or Local/Designated Chief Compliance Officer. Additionally, the securities laws and regulations are constantly changing. For this reason, it is important for employees to contact legal or Local/Designated Chief Compliance Officer with any questions regarding securities laws and regulations or compliance with the requirements within this policy.

Compliance and Ethics | Enterprise Policy INTERNAL USE ONLY Page 3 of 12  Information relating to proxies and voting decisions.  Investment or asset allocation models and algorithms.  Research opinions, analyses, estimates and recommendations.  Supervisory activities of the Firm’s regulators. Employee Conduct Compliance (“Compliance”): Team within TIAA Employee Conduct & Ethics Compliance responsible for managing and safeguarding MNPI and other Confidential Information related to Personal Securities Transactions. Federal Securities Laws: The applicable portions of any of the following laws, as amended, and of any rules adopted under them by the Securities and Exchange Commission (“SEC”) or the Department of the Treasury:  Securities Act of 1933.  Securities Exchange Act of 1934.  Investment Company Act of 1940.  Investment Advisers Act of 1940.  Sarbanes - Oxley Act of 2002.  Title V of the Gramm - Leach- Bliley Act of 1999.  The Bank Secrecy Act. Front Running: The illegal practice of purchasing a security based on advance non-public information regarding an expected large transaction that will affect the price of a security. Functional Support Employees: All Permanent Employees who work in compliance, legal, finance, human resources, risk management, investment oversight, product, office of the chief operating officer, performance reporting and analytics, or operations and technology, Functional Support Employees are not Private Side Employees. Household Member: Any of the following who reside, or are expected to reside for at least 90 days a year, in the same household as a Nuveen or TIAA Employee:  Spouse of Domestic Partner.  Sibling.  Child, stepchild, grandchild  Parent, stepparent, grandparent  In-laws (mother, father, son, daughter, brother, sister). Information Barrier: Barriers that, among other things, are intended to control the communication of information from one person or business group to another. Information Barriers can be physical, technological, or procedural. Insiders: Any person who is the beneficial owner, directly or indirectly, of more than 10 percent of any class of registered equity securities, as well as any director or officer of the issuer of such securities. Insider Trading: Purchasing or selling a security (or any derivative thereof), or directing transactions on behalf of others, while in possession of MNPI related to the security.

Compliance and Ethics | Enterprise Policy INTERNAL USE ONLY Page 4 of 12 Material Non-Public Information or Insider Information: Is a subset of Confidential Information that is both “Material” as it relates to any security, securities-based derivative, or issuer of a security and “non-public.” Information is “ Material” if:  There is a substantial likelihood that a “reasonable investor” would consider the information important when making an investment decision to purchase, sell, or hold securities of the issuer such that the information would be viewed by the reasonable investor as having significantly altered the total mix of information available or  Public release of the information is reasonably certain to have a substantial effect on the price of a security. Information is deemed “Nonpublic” if:  It has not been disseminated such that it is generally available to the general public.  Information is generally non-public if it has not been distributed through a widely used public medium, such as a press release or a periodic report (e.g., 8-K or N- CSR), prospectus, or other regulatory filing with SEC, or other method of disclosure that provides broad, non- exclusionary communication of the information to the public. As this relates specifically to accounts of the TIAA organization and an insurance separate account of TIAA (e.g., the TIAA Real Estate Account (“REA”) or TIAA Separate Account VA-3 (“VA-3”)), disclosure is reasonably certain to have an effect on the net asset value (“NAV”) of any of the TIAA or Nuveen mutual funds or the accumulation unit value (“AUV”) of the CREF accounts, REA, or VA-3. With respect to the REA, “material” information can also include any of the following, among others: (i) valuation information regarding commercial properties that has the potential to cause a significant movement of REA’s AUV prior to reflecting such information in its quarterly financial statements, (ii) departure of a lead portfolio manager, (iii) restatement of audited financials, or (iv) the resignation of the REA’s auditor or its independent fiduciary. NEMT: Nuveen Executive Management Team Permanent Employee: Any full – or – part-time employee of TIAA or Nuveen, NOT including consultants and temporary workers. Public Side Employees: TIAA/Nuveen investment staff who invest in public securities in the ordinary course of business but may come into possession of MNPI. Private Side Employees: TIAA/Nuveen investment staff who may come into possession of MNPI in the normal course of performing their job responsibilities and who do not invest in public securities in the ordinary course of business. Section 16 Insiders: Section 16 (“Section 16”) of the Securities Exchange Act of 1934 defines Insiders as, but not limited to, directors and designated officers of a public company, even if such persons do not own any securities of the company. While a person’s title is indicative, the final determination of whether a person is a director or designated officer of a public company depends

Compliance and Ethics | Enterprise Policy INTERNAL USE ONLY Page 5 of 12 on the person’s function and influence at the public company (i.e., influences the firm’s investment decisions, on the board of directors of the company) or stockholders, including their Household Members who beneficially owns 10% or more of any class of equity security that is registered under Section 12 of the Exchange Act, Section 30(h) (“Section 30(h)”) of the Investment Company Act of 1940 (the “1940 Act”) provides that persons who own more than 10 percent of any class of the outstanding securities of, or are officers involved in policy making, directors, members of any advisory board, investment adviser or affiliated person of an investment adviser of a registered closed-end investment company (each non-10 percent shareholder a “Section 30(h) person”) are subject to the same duties and liabilities in respect of the securities of such investment company as those imposed by Section 16 on the persons referenced above in respect of their associated issuer’s securities. Tipping: The act of providing material, non-public information about a company or security to a person who is not authorized to have the information. If the recipient of the information acts on this information by buying or selling securities, then it becomes Insider Trading and is a violation of Federal Securities Laws. GENERAL RESTRICTIONS AND REQUIREMENTS Sharing MNPI Generally, MNPI should never be shared with anyone who does not “need to know” the information in order to perform their job responsibilities. MNPI and other Confidential Information must only be shared: (i) internally if there is a legitimate need-to-know within TIAA; (ii) only with those who will protect its confidentiality; and (iii) not shared outside the Firm, with the exception of communication with regulators, law enforcement or regulatory organizations, with parties pursuant to appropriate non-disclosure agreements, or with parties owing fiduciary duties (such as outside counsel and auditors). Employees sharing information covered by confidentiality and nondisclosure agreements must do so only in accordance with the terms of those agreements and subject to Compliance and legal approval. Prior to sharing, employees must establish that the recipient requires access to the information to perform their job duties. Private-Side Employees in possession of MNPI must maintain confidentiality and refrain from disclosing information about a public company unless authorized by Compliance, or the respective line of business CCO. Certain types of information that are not MNPI may be shared or discussed with Public Side Employees without prior approval from Compliance, or your local/designated CCO. The Public Side will generally not receive or have access to MNPI, however, certain public side investment personnel and Functional Support Employees not involved directly in making investment decisions, may in the course of their normal work duties obtain issuer specific information that could include MNPI. In the event MNPI is obtained, employees must keep the information confidential, not purchase or sell (or recommend the purchase or sale) any securities of the issuer about which they have the information, on behalf of themselves or others, and report possession of MNPI to Compliance as outlined below. Reporting MNPI Situations Employees who comes into possession of MNPI or what they believe to be MNPI other than in the

Compliance and Ethics | Enterprise Policy INTERNAL USE ONLY Page 6 of 12 ordinary course of business should always err on the side of caution and: (i) promptly report possession of such information by sending an e-mail to mnpi@tiaa.org or completing the MNPI Form available in StarCompliance (“Star”), or contacting the business area local/designated Compliance Officer; (ii) keep the information confidential and not discuss or tip such information or in any way aid or assist others to take advantage of this information, even if the targets of your efforts do not know what the MNPI is or do not know if it even exists; (iii) not purchase or sell (or recommend the purchase or sale) of any securities of the company about which you have the information, on behalf of yourself or others, including Affiliated Funds or other client accounts); and (iv) promptly notify Employee Conduct Compliance once the information ceases to be MNPI (i.e., publicly released or aged to the point that it is no longer material) using the “MNPI Removal Form” in Star. Examples of Potential MNPI include, but are not limited to:  Earnings information or financial projections  Mergers, acquisitions, tender offers, joint ventures, or changes in assets  New products or discoveries, or developments regarding customers or suppliers  Changes in management or control  Change in auditors or auditor notifications that the issuer may no longer rely on an auditor’s audit report  Events regarding the issuer’s securities (e.g., defaults on senior securities, calls of securities for redemption, repurchase plans, stock splits or changes in dividends, changes in the rights of security holders, public or private sales of additional securities)  Bankruptcies or receiverships  Litigations or investigations  Large real estate transactions of a publicly traded company  Strategic Initiatives  Due Diligence meetings and visits Safeguard MNPI and other Confidential Information All employees are expected to exercise proper care to safeguard MNPI and other Confidential Information by observing the following guidelines while in the office or at home, during business travel, and any other potential work environments:  Never leave MNPI or other Confidential Information on desks or visible on computer screens when stepping away. Place sensitive materials in a locked drawer or cabinet at the end of the day. Adhering to these “clean desk” principles is essential to physically protecting MNPI.  Manually lock computer workstations before leaving the area.  Do not leave any materials in shared spaces. When printing or copying documents containing MNPI and/or other Confidential Information, collect copies right away. When using a public printer, always use the Print Secure function (where available). Double- check conference rooms after each meeting to make sure sensitive materials haven’t been left behind.  Do not discuss MNPI or other Confidential Information in any public area. MNPI and other Confidential Information can inadvertently be transmitted in any hallway, rest room,

Compliance and Ethics | Enterprise Policy INTERNAL USE ONLY Page 7 of 12 cafeteria, elevator, or other similar areas.  Do not forward MNPI or other Confidential Information to a personal email address. This includes both emails and attachments.  Carefully review all electronic communications for possible MNPI and/or other Confidential Information. Encrypt where required, ensure the appropriateness and business necessity of the communication, and carefully check all addresses in any electronic communication that could contain MNPI and/or other Confidential Information to ensure that no unauthorized persons are included. Do not use “reply all” without checking whether the information is appropriate for all recipients. As a best practice, classify documents containing MNPI as “Highly Confidential.”  You may share and discuss MNPI with other Private Side Employees, Functional Support Employees, and NEMT members provided there is a business purpose for doing so. Absent a business purpose, MNPI may not be shared. Client Account/Personal Account Dealing Employees in possession of MNPI or Other Confidential Information must not:  Trade, deal in, cancel, amend, or otherwise transact in public securities or affected Affiliated Fund and accounts while in possession of MNPI or Insider Information relating to that security.  Engage in Tipping or otherwise encourage or cause others to trade, deal in, cancel, amend, or otherwise transact in securities or affected Affiliated Fund and accounts while in possession of MNPI or Insider information relating to that security. INFORMATION BARRIER GENERAL GUIDELINES Given the many and various sources of information that TIAA obtains, it is important to understand information flows and sources of potential MNPI and other Confidential Information that often require the establishment of a barrier. Employees must understand and observe when the proper application of TIAA Information Barriers outlined below must be established. Physical Barriers a. Floor Access & Space Allocation Certain employees and other individuals may receive MNPI and other Confidential Information while performing their job responsibilities and therefore must occupy their own designated work area that is physically secure and distinct from others. All Private-Side Employees must occupy their own designated work area that is physically secure and distinct from all other Nuveen or TIAA office space. All other full- or part-time employees of Nuveen will not be granted key card access to designated Private Side office space, unless Compliance in consultation and agreement with the local/designated CCO, grants an exemption in writing to the request. Access to Private-Side office space must be secured by key card access or a locking mechanism

Compliance and Ethics | Enterprise Policy INTERNAL USE ONLY Page 8 of 12 with the same effect. Designated Private-Side office space may constitute an entire floor or a cordoned-off section within a floor, or other space as approved by Compliance and the local/designated CCO, that may also house non-Private-Side Employees. Subject to the approval of Compliance, key card access may be granted to NEMT or Nuveen Functional Support Employees who have a business purpose to gain access to or be located within designated Private-Side office space. TIAA employees, consultants, temp workers, and interns will generally not be granted key card access to any Nuveen office space (not limited to the Private Side). All requests for key card access by such staff will be referred to Compliance who will consider Nuveen Access Person designation and applicable monitoring requirements when responding to such requests. Employees may request physical access to floors by submitting the request to Global Security Operations Center at tiaaglobalsecurity@tiaa.ord. Technology Barriers a. Access Authorization Technological barriers include restricted access to applications, systems, secure printing tools, files, SharePoint folders, mailboxes, and calendars. In alignment with the Corporate Identity and Access Management Standards employees must not access, attempt to access, or request access to any technology for which they do not have a need to know. All employees that require access to information resources must submit an access request, and the request must be reviewed and approved by the user’s immediate manager. All access requests to information systems associated with an application classified as regulatory relevant or classified as containing Highly Confidential or Confidential data must be approved by the user’s immediate manager and the Business Owner. Resource Administrators are responsible for granting the level of access that is approved by the Business Owner by approved automated tools where available. Managers must approve access to technology based upon need to know for the employee and be granted based upon the principle of least privilege. This means that entitlements must not be granted unless a legitimate business need for such entitlements exists. b. Review and Maintenance of User Access Entitlements Access entitlements granted to users must be reviewed by the user’s manager at least semi- annually to determine if access rights are commensurate with the user’s job function. Access not reviewed by the manager before the Access Certification deadline will be identified for possible removal. Privileged access entitlements granted to functional/service accounts must be reviewed by account owners quarterly to ensure the privileged access level is still valid. Access entitlements granted to privileged users must be reviewed by the user’s manager at least quarterly to determine if access rights are commensurate with the user’s job function. Procedural Barriers a. Controlled Communication

Compliance and Ethics | Enterprise Policy INTERNAL USE ONLY Page 9 of 12 In most cases, communication across TIAA’s Information Barrier is prohibited unless the following controlled communication obligations are observed to prevent the inappropriate dissemination of MNPI:  A designated “Wall Monitor” is present to monitor meetings across the Information Barrier. A Wall Monitor is a representative from Investment Management Compliance or Employee Conduct Compliance who monitor meetings between the Private-side and Public Side Employees to ensure MNPI is not discussed. Requests for Wall Monitors can be made by submitting an email to: mnpi@tiaa.org.  Employees from the Public Side may initiate contact with Private Side to discuss market, industry/sector, economic, and similar types of information, however, you may not initiate any company-specific discussions without obtaining prior written approval from Compliance or your local/designated CCO, who may monitor the communication and/or meeting(s).  Employees from the Private Side may initiate contact with Public Side Employees to discuss market, industry/sector, company, economic, and similar types of information, but in no way may you discuss any company about whom you possess MNPI without obtaining prior written approval from Compliance, or your local/designated CCO, who may monitor the communication and/or meeting(s).  Employees from the Public Side and the Private Side may jointly attend meetings concerning broad economic and market information, managerial and administrative matters without a Wall Monitor present. This would include staff meetings, town hall meetings, and training sessions. b. Restricted List/Watch List The Public Side and the Private Side businesses must maintain separate Restricted Lists of public companies as to which it has acquired MNPI pertaining to the company’s issuers or individual securities. The lists are used to restrict personal trading by access persons in individual securities and any public securities of companies on the restricted list. For MNPI that originated from a specific affiliated investment adviser, that same investment adviser will generally be subject to restrictions on trading on behalf of client portfolios while its adviser employees possess MNPI. The Private Side Restricted Lists also serves as a “Watch List” for the Public Side investment teams that sets forth a list of issuers whose securities, although not restricted from Firm trading, are subject to heightened scrutiny. The Watch List is used to determine if there was a breach of any information barriers among the Public Side Investment Management team(s). The Restricted Lists are highly confidential, and their contents must not be communicated directly or indirectly to anyone outside of designated personnel that are determined by the Investment Compliance team on a need-to-know basis. Sharing the list with an unauthorized person may lead to disciplinary action. All Access Persons and Covered Persons, as defined by their relevant Code of Ethics and Personal Trading Policy maybe be monitored for personal trading in the names on the Restricted List which is maintained in Star. c. TIAA Real Estate Account Personal trading restrictions will periodically and temporarily be imposed in the TIAA Real Estate Account (“REA” account) for selected employees in response to future product, market, and/or

Compliance and Ethics | Enterprise Policy INTERNAL USE ONLY Page 10 of 12 related developments impacting the accounts. The REA Working Group will determine the population of Restricted Employees subject to periodic restrictions in the REA account. The criteria include, but is not limited to, the employee’s current role and responsibilities as well as potential access to non-public knowledge relating to the Real Estate Account. The occurrence of any of the following events shall automatically trigger the imposition of a restriction on personal trading in Units by Restricted Employees:  Upon notice that the Account’s Liquidity Guarantee will be triggered (or such shorter period, in circumstances where the Guarantee trigger is not foreseeable at least 30 Business Days prior) but not more than 30 Business Days prior to the trigger.  Departure or Resignation of the Lead Portfolio Manager of the Account.  Material Litigation or Regulatory Enforcement Action involving the Account, or TIAA or an affiliate in respect of the Account, as a Named Party or TIAA.  Evidence of material internal or external fraud involving the Account or involving properties or securities within the Account.  Restatement of the Account’s Annual Audited Financial Statements.  Resignation of the Account’s PTE-Mandated Independent Fiduciary.  Substantive or Material Change in the Account’s Investment Objectives and Principal Investment Strategies (i.e., changing the risk profile of the product) as stated in its current prospectus.  Five Business Days prior to the Account’s filing of a current report under the Exchange Act on Form 8-K, unless legal has determined that it is inappropriate to so restrict given the nature of the Form 8-K, 8-K FAQ, or 8-K QPA  Note – if the filing of an 8-K, 8-K QPA, or FAQ follows the filing of a 10-Q and the trading restriction window would occur during a plan directed transaction, an exception is warranted to not impose the trading restriction.  The Account’s filing of a periodic report under the Exchange Act on Forms 10-Q or 10-K.  The Account’s filing of a registration statement under the Securities Act on Form S-1, including amendments thereto but only if the amendment contains additional material information or makes material changes to the initial Form S-1 filing. d. Section 16 Insiders Certain persons (considered Section 16 “Insiders”) within TIAA are subject to a number of reporting obligations and trading limitations related to their ownership of and transactions in publicly traded securities, (including TIAA’s closed-end funds). TIAA Section 16 Insiders are required to obtain pre- approval for all transactions in any account where an Insider or Household Member of the Insider has Beneficial Ownership in a security by submitting a pre-clearance request through Star. Insiders are also prohibited from buying and selling securities for which they serve as Insiders during a “Blackout Period” (periods of significant corporate events, such as earnings release, mergers & acquisitions, stock offering, corporate restructuring, and other important announcements that have not been released to the general public). Insiders are also prohibited from buying and selling or selling and buying securities for which they serve as Insiders within a six (6) month period. This is known as a “short-swing transaction. Consequently, Section 16 Insiders should avoid frequent trading in the securities for which they are an Insider, and make sure it is at least 6 months after your most recent purchase of that security.

Compliance and Ethics | Enterprise Policy INTERNAL USE ONLY Page 11 of 12 e. Confidentiality Agreements When an employee (Recipient) enters into a confidentiality agreement governing sensitive information to be received or shared with a third party (internal and external), the employee who signs the agreement is responsible for determining whether the information is MNPI, and if so, he or she must promptly report the MNPI to Employee Conduct so that the issuer may be placed on the Restricted list, unless the employee determines, in consultation with a Compliance Officer, that the confidentiality agreement is not likely to result in receipt of MNPI. If a determination is made that the confidentiality agreement is not likely to result in MNPI, the employee must: (i) safeguard all Confidential Information received under the agreement; (ii) not disclose or disseminate any information to third parties not authorized under the agreement without the prior written consent of the disclosing party; and (iii) not be used for personal gain or benefit of any employee. ADDITIONAL REQUIREMENTS Training and Annual Attestation All associates will be provided with a copy of this Policy. All employees are required to become familiar with and comply with this Policy, and at least once in each calendar year, complete the Enterprise TIAA MNPI and Insider Trading training. In addition, all associates must attest that he or she (i) has read and understands this Policy, (ii) complied with the Policy during the preceding calendar year, and (iii) is not aware of any violation of this Policy by another employee that has not been brought to the attention of Compliance or legal. RELATED DOCUMENTS  TIAA Code of Business Conduct  TIAA Trust Code of Ethics  TIAA Kaspick Code of Ethics  TC Services and TFI RIA Code of Ethics  Services Personal Trading Policy  Nuveen Material Non-Public Information and Insider Trading Policy  Nuveen Code of Ethics  TIAA India Code of Ethics  Corporate Identity and Access Management Standards POLICY ENFORCEMENT As outlined in the TIAA Code of Business Conduct, all employees are expected to comply with applicable laws and regulations, as well as relevant policies that apply to TIAA business activities. Violation of this policy may result in disciplinary action up to and including termination of employment.

Compliance and Ethics | Enterprise Policy INTERNAL USE ONLY Page 12 of 12 For inquiries related to this policy, send an email to mnpi@tiaa.org. Effective Date 08/05/2025 ERCG Approval Date 09/28/2024 Next Review Date 08/05/2026 Policy Approver Leon D’Souza, Senior Managing Director, Enterprise Compliance Policy Owner Jessica Byrd, Senior Director, Enterprise Compliance Officer